UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4242 Campus Point Court, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 251-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HRTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 1, 2019, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) appointed Stephen Davis to the Board, to serve an initial term ending with the 2020 Annual Meeting of Stockholders.

Mr. Davis has served as Chief Executive Officer and as a director of ACADIA Pharmaceuticals Inc. since 2015 and, previously, as Executive Vice President, Chief Financial Officer and Chief Business Officer from 2014 to 2015. Mr. Davis has more than 25 years of experience in the biopharmaceutical industry. Since 2015, Mr. Davis has served as a director of Bellicum Pharmaceuticals, Inc. From 2012 to 2015, he served as a director of the Company, and, from 2013 to 2014, he served as Executive Vice President, Chief Operating Officer of the Company. Mr. Davis also served as a director of Synageva Biopharma Corp. from 2011 through its acquisition by Alexion Pharmaceuticals, Inc. in 2015. From 2013 to 2014, he served as a director of Furiex Pharmaceuticals, Inc. through its acquisition by Forest Laboratories, Inc. in 2014. Mr. Davis served as Executive Vice President and Chief Operating Officer of Ardea Biosciences, Inc. from 2010 through its acquisition by AstraZeneca PLC in 2012. Previously, he held various positions at Neurogen Corporation, most recently serving as President and Chief Executive Officer. Prior to Neurogen, Mr. Davis practiced as a corporate and securities attorney at a Wall Street law firm and practiced as a certified public accountant at a major accounting firm. Mr. Davis received a J.D. degree from Vanderbilt University and a B.S. degree in accounting from Southern Nazarene University.

The Board has determined that Mr. Davis qualifies as an “independent” director within the meaning of the Nasdaq Marketplace Rules and Section 10A of the Securities Exchange Act of 1934. Mr. Davis is expected to serve on the Audit Committee of the Board.

Mr. Davis is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Davis and any other persons pursuant to which he was selected as a director. Mr. Davis is expected to receive compensation for his service on the Board, and any committees of the Board, consistent with the non-employee director compensation described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2019.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated October 1, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: October 1, 2019	/s/ David Szekeres
David Szekeres Senior Vice President, General Counsel, Business Development and Corporate Secretary